Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of Select Bancorp, Inc. of our report dated March 27, 2017, relating to the consolidated financial statements of Premara Financial, Inc. as of and for the years ended December 31, 2016 and 2015.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Elliott Davis Decosimo, PLLC

Charlotte, North Carolina
September 27, 2017